EXHIBIT 12
FIRSTENERGY CORP.
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Six Months Ended
	June 30
	2010	2009
	(Dollars in millions)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$405	$523
Interest and other charges, before reduction for amounts capitalized and deferred	421	403
Provision for income taxes	245	302
Interest element of rentals charged to income (a)	77	84

Earnings as defined	$1,148	$1,312

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$421	$403
Interest element of rentals charged to income (a)	77	84

Fixed charges as defined	$498	$487

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	2.31	2.69

(a)	Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

EXHIBIT 12
FIRSTENERGY SOLUTIONS CORP.
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Six Months Ended
	June 30
	2010	2009
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$213,851	$468,083
Interest and other charges, before reduction for amounts capitalized and deferred	105,881	55,092
Provision for income taxes	113,237	261,011
Interest element of rentals charged to income (a)	46,087	48,082

Earnings as defined	$479,056	$832,268

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$105,881	$55,092
Interest element of rentals charged to income (a)	46,087	48,082

Fixed charges as defined	$151,968	$103,174

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	3.15	8.07

(a)	Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined

EXHIBIT 12
OHIO EDISON COMPANY
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Six Months Ended
	June 30
	2010	2009
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$73,484	$45,276
Interest and other charges, before reduction for amounts capitalized and deferred	44,465	44,756
Provision for income taxes	31,465	20,857
Interest element of rentals charged to income (a)	32,386	35,619

Earnings as defined	$181,800	$146,508

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$44,465	$44,756
Interest element of rentals charged to income (a)	32,386	35,619

Fixed charges as defined	$76,851	$80,375

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	2.37	1.82

(a)	Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined

EXHIBIT 12
THE CLEVELAND ELECTRIC ILLUMINATING COMPANY
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Six Months Ended
	June 30
	2010	2009
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$35,918	$(57,676)
Interest and other charges, before reduction for amounts capitalized and deferred	66,883	66,079
Provision for income taxes	19,628	(35,045)
Interest element of rentals charged to income (a)	896	1,527

Earnings as defined	$123,325	$(25,115)

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$66,883	$66,079
Interest element of rentals charged to income (a)	896	1,527

Fixed charges as defined	$67,779	$67,606

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	1.82	(b )

(a)	Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined

(b)	The earnings as defined in 2009 would need to increase $92,721,000 for the fixed charge ratio to be 1.0.

EXHIBIT 12
THE TOLEDO EDISON COMPANY
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Six Months Ended
	June 30
	2010	2009
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$14,725	$7,397
Interest and other charges, before reduction for amounts capitalized and deferred	20,942	14,795
Provision for income taxes	6,330	3,261
Interest element of rentals charged to income (a)	16,139	17,647

Earnings as defined	$58,136	$43,100

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$20,942	$14,795
Interest element of rentals charged to income (a)	16,139	17,647

Fixed charges as defined	$37,081	$32,442

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	1.57	1.33

(a)	Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined

EXHIBIT 12
JERSEY CENTRAL POWER & LIGHT COMPANY
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Six Months Ended
	June 30
	2010	2009
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$79,119	$65,624
Interest and other charges, before reduction for amounts capitalized and deferred	60,213	59,982
Provision for income taxes	57,051	52,399
Interest element of rentals charged to income (a)	3,283	3,740

Earnings as defined	$199,666	$181,745

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$60,213	$59,982
Interest element of rentals charged to income (a)	3,283	3,740

Fixed charges as defined	$63,496	$63,722

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	3.14	2.85

(a)	Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined

EXHIBIT 12
METROPOLITAN EDISON COMPANY
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Six Months Ended
	June 30
	2010	2009
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$29,424	$26,627
Interest and other charges, before reduction for amounts capitalized and deferred	26,775	28,122
Provision for income taxes	20,884	18,703
Interest element of rentals charged to income (a)	1,078	998

Earnings as defined	$78,161	$74,450

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$26,775	$28,122
Interest element of rentals charged to income (a)	1,078	998

Fixed charges as defined	$27,853	$29,120

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	2.81	2.56

(a)	Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined

EXHIBIT 12
PENNSYLVANIA ELECTRIC COMPANY
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Six Months Ended
	June 30
	2010	2009
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$30,273	$33,511
Interest and other charges, before reduction for amounts capitalized and deferred	34,920	25,076
Provision for income taxes	22,969	23,354
Interest element of rentals charged to income (a)	1,668	1,524

Earnings as defined	$89,830	$83,465

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$34,920	$25,076
Interest element of rentals charged to income (a)	1,668	1,524

Fixed charges as defined	$36,588	$26,600

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	2.46	3.14

(a)	Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined